Exhibit 99.1
Encore Capital Group Announces Fourth Quarter and Full-Year 2021 Financial Results
•Encore delivers records for collections, earnings and returns for the year
•GAAP net income of $351 million in 2021, up 66%
•GAAP EPS of $11.26 in 2021, up 69%
•Share repurchases of $390 million in 2021 represented 23% of shares outstanding a year ago

SAN DIEGO, February 23, 2022 -- Encore Capital Group, Inc. (NASDAQ: ECPG), an international specialty finance company, today reported consolidated financial results for the fourth quarter and full year ended December 31, 2021.

“In a year of challenges across the globe related to the ongoing COVID-19 pandemic, Encore maintained a disciplined, consistent approach to our business, continued to execute on our strategy and delivered exceptional financial results,” said Ashish Masih, Encore’s President and Chief Executive Officer. “Our business in 2021 achieved new highs for collections, earnings and returns, all while continuing to position Encore for long-term success.”

“In the U.S., our MCM business delivered very strong collections in 2021 and continued its disciplined purchasing of portfolios at attractive returns. Our Cabot business in the U.K. and Europe, whose collections had been more impacted by the pandemic in 2020, returned to growth in 2021 as collections grew 16% and portfolio purchases were up sharply from the prior year.”

“Strong cash generation coupled with a lower level of purchasing opportunities and our strong balance sheet allowed us to return capital to shareholders, culminating in a highly successful tender offer in the fourth quarter. As a result of our actions, we repurchased approximately 23% of Encore’s outstanding shares during the year for $390 million. These share repurchases were consistent with our capital allocation priorities and fully aligned with our balance sheet objectives to preserve flexibility and maintain prudent leverage. Furthermore, the majority of our multi-year share repurchase authorization, which we expanded in May 2021, remained available at year end.”

Available capacity under Encore’s global senior facility was $643 million at the end of 2021. In addition, Encore ended the year with $160 million of non-client cash on the balance sheet.

“Looking ahead, our priorities in 2022 remain consistent with the fundamental objectives that have driven our financial performance and created shareholder value over the past several years. We are anchored by our three pillar strategy, focused on our balance sheet objectives and capital allocation priorities and expect to deliver a strong ROIC through the credit cycle. Encore is well positioned to capitalize on the opportunities that will emerge as portfolio supply rises,” continued Masih.

Encore Capital Group, Inc.

Financial Highlights for the Full Year of 2021:

	Year Ended December 31,
(in thousands, except percentages, earnings per share and leverage ratio)	2021	2020	Change
Collections	$2,307,359	$2,111,848	9%
Revenues	$1,614,499	$1,501,400	8%
Portfolio purchases(1)	$664,529	$659,872	1%
Estimated Remaining Collections (ERC)	$7,749,954	$8,525,984	(9)%
Operating expenses	$981,227	$967,838	1%
GAAP net income attributable to Encore	$350,782	$211,848	66%
GAAP earnings per share	$11.26	$6.68	69%
Pre-tax ROIC(2)	15.2%	12.5%	+270bps
Leverage Ratio(3)	1.9x	2.4x	-0.5x
__________________
(1)Includes U.S. purchases of $408.7 million and $543.0 million, and Europe purchases of $255.8 million and $116.9 million in 2021 and 2020, respectively.
(2)This is a non-GAAP metric. See Supplemental Financial Information for a definition and calculation of Pre-tax ROIC (Return on Invested Capital).
(3)This is a non-GAAP metric that we define as the ratio of Net Debt at period end to (Adjusted EBITDA plus collections applied to principal balance).

Financial Highlights for the Fourth Quarter of 2021:

	Three Months Ended December 31,
(in thousands, except percentages and earnings per share)	2021	2020	Change
Collections	$521,781	$536,606	(3)%
Revenues	$357,303	$382,610	(7)%
Portfolio purchases(1)	$183,435	$127,689	44%
Operating expenses	$233,279	$258,397	(10)%
GAAP net income attributable to Encore	$76,083	$37,320	104%
GAAP earnings per share	$2.53	$1.17	116%
__________________
(1)Includes U.S. purchases of $124.5 million and $91.8 million, and Europe purchases of $58.9 million and $35.9 million in Q4 2021 and Q4 2020, respectively.

Conference Call and Webcast
The Company will host a conference call and slide presentation today, February 23, 2022, at 2:00 p.m. Pacific time / 5:00 p.m. Eastern time to discuss fourth quarter and full year results.
Members of the public are invited to access the live webcast via the Internet by logging on at the Investor Relations page of Encore's website at www.encorecapital.com. To access the live, listen-only telephone conference portion, please dial (855) 541-0982 or (704) 288-0606.
For those who cannot listen to the live broadcast, a telephonic replay will be available for seven days by dialing (800) 585-8367 or (404) 537-3406 and entering the conference ID number 1770117. A replay of the webcast will also be available shortly after the call on the Company's website.

Encore Capital Group, Inc.

Non-GAAP Financial Measures
This news release includes certain financial measures that exclude the impact of certain items and therefore have not been calculated in accordance with U.S. generally accepted accounting principles (“GAAP”). The Company has included information concerning adjusted EBITDA because management utilizes this information in the evaluation of its operations and believes that this measure is a useful indicator of the Company’s ability to generate cash collections in excess of operating expenses through the liquidation of its receivable portfolios. The Company has included Pre-Tax ROIC as management uses this measure to monitor and evaluate operating performance relative to our invested capital and because the Company believes it is a useful measure for investors to evaluate effective use of capital. The Company has included Net Debt and Leverage Ratio as management uses these measures to monitor and evaluate its ability to incur and service debt. Adjusted EBITDA, Adjusted Income from Operations (used in Pre-Tax ROIC), and Net Debt and Leverage Ratio have not been prepared in accordance with GAAP. These non-GAAP financial measures should not be considered as alternatives to, or more meaningful than, net income, income from operations and GAAP debt as indicators of the Company’s operating performance or liquidity. Further, these non-GAAP financial measures, as presented by the Company, may not be comparable to similarly titled measures reported by other companies. The Company has attached to this news release a reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures.

About Encore Capital Group, Inc.
Encore Capital Group is an international specialty finance company that provides debt recovery solutions and other related services for consumers across a broad range of financial assets. Through its subsidiaries around the globe, Encore purchases portfolios of consumer receivables from major banks, credit unions, and utility providers.

Encore partners with individuals as they repay their debt obligations, helping them on the road to financial recovery and ultimately improving their economic well-being. Encore is the first and only company of its kind to operate with a Consumer Bill of Rights that provides industry-leading commitments to consumers. Headquartered in San Diego, Encore is a publicly traded NASDAQ Global Select company (ticker symbol: ECPG) and a component stock of the Russell 2000, the S&P Small Cap 600 and the Wilshire 4500. More information about the company can be found at http://www.encorecapital.com.

Encore Capital Group, Inc.

Forward Looking Statements
The statements in this press release that are not historical facts, including, most importantly, those statements preceded by, or that include, the words “will,” “may,” “believe,” “projects,” “expects,” “anticipates” or the negation thereof, or similar expressions, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). These statements may include, but are not limited to, statements regarding our future operating results, performance, business plans or prospects. For all “forward-looking statements,” the Company claims the protection of the safe harbor for forward-looking statements contained in the Reform Act. Such forward-looking statements involve risks, uncertainties and other factors which may cause actual results, performance or achievements of the Company and its subsidiaries to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These risks, uncertainties and other factors are discussed in the reports filed by the Company with the Securities and Exchange Commission, including the most recent reports on Forms 10-K and 10-Q, each as it may be amended from time to time. The Company disclaims any intent or obligation to update these forward-looking statements.
Contact:
Bruce Thomas
Encore Capital Group, Inc.
Vice President, Global Investor Relations
(858) 309-6442
bruce.thomas@encorecapital.com

SOURCE: Encore Capital Group, Inc.
FINANCIAL TABLES FOLLOW

Encore Capital Group, Inc.

ENCORE CAPITAL GROUP, INC.
Consolidated Statements of Financial Condition
(In Thousands, Except Par Value Amounts)

	December 31, 2021	December 31, 2020
Assets
Cash and cash equivalents	$189,645	$189,184
Investment in receivable portfolios, net	3,065,553	3,291,918
Property and equipment, net	119,857	127,297
Other assets	335,275	349,162
Goodwill	897,795	906,962
Total assets	$4,608,125	$4,864,523
Liabilities and Equity
Liabilities:
Accounts payable and accrued liabilities	$229,586	$215,920
Borrowings	2,997,331	3,281,634
Other liabilities	195,947	146,893
Total liabilities	3,422,864	3,644,447
Commitments and contingencies
Equity:
Convertible preferred stock, $0.01 par value, 5,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.01 par value, 75,000 shares authorized, 24,541 shares and 31,345 shares issued and outstanding as of December 31, 2021 and December 31, 2020, respectively	245	313
Additional paid-in capital	—	230,440
Accumulated earnings	1,238,564	1,055,668
Accumulated other comprehensive loss	(53,548)	(68,813)
Total Encore Capital Group, Inc. stockholders’ equity	1,185,261	1,217,608
Noncontrolling interest	—	2,468
Total equity	1,185,261	1,220,076
Total liabilities and equity	$4,608,125	$4,864,523

The following table presents certain assets and liabilities of consolidated variable interest entities (“VIEs”) included in the consolidated statements of financial condition above. Most assets in the table below include those assets that can only be used to settle obligations of consolidated VIEs. The liabilities exclude amounts where creditors or beneficial interest holders have recourse to the general credit of the Company.

	December 31, 2021	December 31, 2020
Assets
Cash and cash equivalents	$1,927	$2,223
Investment in receivable portfolios, net	498,507	553,621
Other assets	3,452	5,127
Liabilities
Accounts payable and accrued liabilities	105	—
Borrowings	473,443	478,131
Other liabilities	10	37

Encore Capital Group, Inc.

ENCORE CAPITAL GROUP, INC.
Consolidated Statements of Operations
(In Thousands, Except Per Share Amounts)

	(Unaudited) Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Revenues
Revenue from receivable portfolios	$305,337	$339,576	$1,287,730	$1,374,717
Changes in recoveries	22,508	9,449	199,136	7,246
Total debt purchasing revenue	327,845	349,025	1,486,866	1,381,963
Servicing revenue	26,877	32,701	120,778	115,118
Other revenues	2,581	884	6,855	4,319
Total revenues	357,303	382,610	1,614,499	1,501,400
Operating expenses
Salaries and employee benefits	96,286	98,232	385,178	378,176
Cost of legal collections	56,068	75,053	254,280	239,071
General and administrative expenses	34,905	35,159	137,695	149,113
Other operating expenses	25,043	25,417	106,938	108,944
Collection agency commissions	8,592	13,192	47,057	49,754
Depreciation and amortization	12,385	11,344	50,079	42,780
Total operating expenses	233,279	258,397	981,227	967,838
Income from operations	124,024	124,213	633,272	533,562
Other (expense) income
Interest expense	(38,088)	(51,393)	(169,647)	(209,356)
Loss on extinguishment of debt	—	(25,963)	(9,300)	(40,951)
Other (expense) income	(791)	854	(17,784)	(357)
Total other expense	(38,879)	(76,502)	(196,731)	(250,664)
Income before income taxes	85,145	47,711	436,541	282,898
Provision for income taxes	(9,062)	(10,499)	(85,340)	(70,374)
Net income	76,083	37,212	351,201	212,524
Net loss (income) attributable to noncontrolling interest	—	108	(419)	(676)
Net income attributable to Encore Capital Group, Inc. stockholders	$76,083	$37,320	$350,782	$211,848

Earnings per share attributable to Encore Capital Group, Inc.:
Basic	$2.72	$1.18	$11.64	$6.74
Diluted	$2.53	$1.17	$11.26	$6.68

Weighted average shares outstanding:
Basic	27,950	31,500	30,129	31,427
Diluted	30,040	31,826	31,153	31,710

Encore Capital Group, Inc.

ENCORE CAPITAL GROUP, INC.
Consolidated Statements of Cash Flows
(In Thousands)

	Year Ended December 31,
	2021	2020	2019
Operating activities:
Net income	$351,201	$212,524	$168,909
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	50,079	42,780	41,029
Expense related to financing	9,300	51,117	3,523
Other non-cash interest expense, net	17,785	23,639	30,299
Stock-based compensation expense	18,330	16,560	12,557
Deferred income taxes	35,371	8,549	20,706
Goodwill impairment	—	—	10,718
Changes in recoveries	(199,136)	(7,246)	—
Provision for allowances on receivable portfolios, net	—	—	8,108
Other, net	17,130	16,260	9,794
Changes in operating assets and liabilities
Deferred court costs	—	—	(3,646)
Other assets	3,927	8,980	29,025
Prepaid income tax and income taxes payable	7,758	(24,344)	(24,045)
Accounts payable, accrued liabilities and other liabilities	(8,692)	(35,955)	(62,244)
Net cash provided by operating activities	303,053	312,864	244,733
Investing activities:
Purchases of receivable portfolios, net of put-backs	(657,280)	(644,048)	(1,035,130)
Collections applied to investment in receivable portfolios, net	1,019,629	737,131	757,640
Purchases of property and equipment	(33,372)	(34,600)	(39,602)
Proceeds from sale of portfolios	—	—	107,937
Other, net	10,919	24,343	6,822
Net cash provided by (used in) investing activities	339,896	82,826	(202,333)
Financing activities:
Payment of loan and debt refinancing costs	(11,963)	(82,455)	(11,586)
Proceeds from credit facilities	821,931	1,820,634	603,634
Repayment of credit facilities	(896,418)	(2,290,822)	(586,429)
Proceeds from senior secured notes	353,747	1,313,385	454,573
Repayment of senior secured notes	(359,175)	(1,033,765)	(470,768)
Proceeds from issuance of convertible senior notes	—	—	100,000
Repayment of convertible senior notes	(161,000)	(89,355)	(84,600)
Repurchase of common stock	(390,606)	—	—
Other, net	(12,208)	(40,822)	(24,594)
Net cash used in by financing activities	(655,692)	(403,200)	(19,770)
Net (decrease) increase in cash and cash equivalents	(12,743)	(7,510)	22,630
Effect of exchange rate changes on cash and cash equivalents	13,204	4,359	12,287
Cash and cash equivalents, beginning of period	189,184	192,335	157,418
Cash and cash equivalents, end of period	$189,645	$189,184	$192,335

Supplemental disclosures of cash flow information:
Cash paid for interest	$132,400	$169,553	$178,948
Cash paid for income taxes, net of refunds	42,039	88,816	43,973
Supplemental schedule of non-cash investing and financing activities:
Investment in receivable portfolios transferred to real estate owned	$768	$2,214	$5,058
Property and equipment acquired through finance leases	2,664	3,276	5,299

Encore Capital Group, Inc.

ENCORE CAPITAL GROUP, INC.
Supplemental Financial Information
Reconciliation of Adjusted EBITDA to GAAP Net Income,
(In Thousands, Except Per Share amounts) (Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
GAAP net income, as reported	$76,083	$37,212	$351,201	$212,524
Adjustments:
Interest expense	38,088	51,393	169,647	209,356
Loss on extinguishment of debt	—	25,963	9,300	40,951
Interest income	(568)	(444)	(1,738)	(2,397)
Provision for income taxes	9,062	10,499	85,340	70,374
Depreciation and amortization	12,385	11,344	50,079	42,780
CFPB settlement fees(1)	—	—	—	15,009
Stock-based compensation expense	5,427	3,371	18,330	16,560
Acquisition, integration and restructuring related expenses(2)	2,609	22	20,559	4,962
Adjusted EBITDA	$143,086	$139,360	$702,718	$610,119
Collections applied to principal balance(3)	$201,322	$192,448	$843,087	$740,350
________________________
(1)Amount represents a charge resulting from the Stipulated Judgment with the CFPB. We have adjusted for this amount because we believe it is not indicative of ongoing operations; therefore, adjusting for it enhances comparability to prior periods, anticipated future periods, and our competitors’ results.
(2)Amount represents acquisition, integration and restructuring related expenses. We adjust for this amount because we believe these expenses are not indicative of ongoing operations; therefore, adjusting for these expenses enhances comparability to prior periods, anticipated future periods, and our competitors’ results.
(3)For periods prior to January 1, 2020, amount represents (a) gross collections from receivable portfolios less the sum of (b) revenue from receivable portfolios and (c) allowance charges or allowance reversals on receivable portfolios. For periods subsequent to January 1, 2020 amount represents (a) gross collections from receivable portfolios less (b) debt purchasing revenue. For consistency with the Company debt covenant reporting, for periods subsequent to June 30, 2020, the collections applied to principal balance also includes proceeds applied to basis from sales of REO assets and related activities; prior period amounts have not been adjusted to reflect this change as such amounts were immaterial. A reconciliation of “collections applied to investment in receivable portfolios, net” to “collections applied to principal balance” is available in the Form 10-K for the year ended December 31, 2021.

Encore Capital Group, Inc.

Pre-Tax Return on Invested Capital (“ROIC”)
ROIC is calculated as last twelve months adjusted income from operations, divided by our average invested capital. Adjusted income from operations excludes acquisition, integration and restructuring related expenses, amortization of certain acquired intangible assets and other charges or gains that are not indicative of ongoing operations. Average invested capital is defined as the aggregate of average Net Debt (defined below) and average GAAP equity and is calculated as the sum of current and prior period ending amounts divided by two.

	Twelve Months Ended December 31,
(in thousands, except percentages)	2021	2020
Numerator
Income from operations	$633,272	$533,562
Adjustments:(1)
CFPB settlement fees	—	15,009
Acquisition, integration and restructuring related expenses	5,681	154
Amortization of certain acquired intangible assets(2)	7,417	7,010
Adjusted income from operations	$646,370	$555,735

Denominator
Average Net Debt	$3,049,979	$3,311,835
Average equity	1,202,669	1,122,741
Total average invested capital	$4,252,648	$4,434,576

Pre-tax ROIC	15.2%	12.5%
________________________
(1)We believe these amounts are not indicative of ongoing operations; therefore, adjusting for them enhances comparability to prior periods, anticipated future periods, and our competitors’ results.
(2)We have acquired intangible assets, such as trade names and customer relationships, as a result of our acquisition of debt solution service providers. These intangible assets are valued at the time of the acquisition and amortized over their estimated lives. We believe that amortization of acquisition-related intangible assets, especially the amortization of an acquired company’s trade names and customer relationships, is the result of pre-acquisition activities. In addition, the amortization of these acquired intangibles is a non-cash static expense that is not affected by operations during any reporting period.

Net Debt
Net Debt is GAAP borrowings adjusted for debt issuance costs and debt discounts, cash and cash equivalents and client cash. Net Debt is a measure commonly used by lenders to our industry to represent the net borrowings of market participants, and is also used regularly by lenders and others as the numerator in industry leverage calculations.

(in thousands)	December 31, 2021	December 31, 2020	December 31, 2019
GAAP Borrowings	$2,997,331	$3,281,634	$3,513,197
Debt issuance costs and debt discounts	58,350	91,859	73,237
Cash & cash equivalents	(189,645)	(189,184)	(192,335)
Client cash(1)	29,316	20,298	24,964
Net Debt	$2,895,352	$3,204,607	$3,419,063
________________________
(1)Client cash is cash that was collected on behalf of, and remains payable to, third party clients.